EXHIBIT 99.2

FINANCIAL STATEMENTS

OF

CONNECTICUT NATURAL GAS CORPORATION

AS OF MARCH 31, 2012 AND DECEMBER 31, 2011 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(UNAUDITED)

CONNECTICUT NATURAL GAS CORPORATION

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three months ended March 31, 2012 and 2011	3

Balance Sheet as of March 31, 2012 and December 31, 2011	4

Statement of Cash Flows for the three months ended March 31, 2012 and 2011	6

Statement of Changes in Shareholder's Equity	7

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Operating Revenues	$124,969	$166,253

Operating Expenses
Operation
Natural gas purchased	73,972	108,656
Operation and maintenance	12,259	13,286
Depreciation and amortization	8,956	7,980
Taxes - other than income taxes	6,956	8,324
Total Operating Expenses	102,143	138,246
Operating Income	22,826	28,007

Other Income and (Deductions), net	876	(1,114)

Interest Charges, net
Interest on long-term debt	2,630	2,675
Other interest, net	(107)	246
	2,523	2,921
Amortization of debt expense and redemption premiums	44	44
Total Interest Charges, net	2,567	2,965

Income Before Income Taxes	21,135	23,928

Income Taxes	7,225	7,592

Net Income	13,910	16,336
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	26	13

Net Income attributable to Connecticut Natural Gas Corporation	$13,884	$16,323

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF COMPREHENSIVE INCOME
(Thousands of Dollars)

	Three Months Ended
	March 31,
	2012	2011

Net Income	$13,910	$16,336
Other Comprehensive Income (Loss), net	(89)	12
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	26	13
Comprehensive Income	$13,795	$16,335

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2012	2011
Current Assets
Unrestricted cash and temporary cash investments	$2,818	$5,612
Accounts receivable less allowance of $3,097 and $3,300, respectively	62,222	41,675
Notes receivable	7,000	-
Unbilled revenues	17,772	17,793
Current regulatory assets	28,742	27,910
Deferred income taxes	-	1,535
Natural gas in storage, at average cost	41,321	57,654
Materials and supplies, at average cost	2,239	1,904
Refundable taxes	-	3,663
Prepayments	2,167	3,888
Current portion of derivative assets	3,000	1,487
Total Current Assets	167,281	163,121

Other investments	1,805	1,872

Net Property, Plant and Equipment	424,112	422,146

Regulatory Assets (future amounts owed from customers through the ratemaking process)	119,197	132,097

Deferred Charges and Other Assets
Unamortized debt issuance expenses	1,371	1,415
Deferred income taxes	19,551	17,109
Goodwill	79,341	79,341
Other	1,054	563
Total Deferred Charges and Other Assets	101,317	98,428

Total Assets	$813,712	$817,664

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2012	2011
Current Liabilities
Current portion of long-term debt	$8,802	$8,802
Accounts payable	36,719	44,686
Accrued liabilities	12,592	15,233
Current regulatory liabilities	7,952	3,932
Interest accrued	1,747	2,647
Taxes accrued	13,624	5,527
Total Current Liabilities	81,436	80,827

Noncurrent Liabilities
Pension accrued	44,649	53,046
Other post-retirement benefits accrued	17,211	17,264
Other	9,540	9,779
Total Noncurrent Liabilities	71,400	80,089

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	1,211	-

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	150,839	151,465

Commitments and Contingencies

Capitalization
Long-term debt	154,354	155,006

Preferred Stock
Redeemable preferred stock, noncontrolling interests	750	750

Common Stock Equity
Common stock	33,233	33,233
Paid-in capital	351,546	351,546
Retained earnings (accumulated deficit)	(31,192)	(35,476)
Accumulated other comprehensive income	135	224
Net Common Stock Equity	353,722	349,527

Total Capitalization	508,826	505,283

Total Liabilities and Capitalization	$813,712	$817,664

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Cash Flows From Operating Activities
Net Income	$13,910	$16,336
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,000	8,024
Deferred income taxes	(5,067)	(3,292)
Pension expense	564	1,528
Deferred purchased gas	14,568	22,760
Other non-cash items, net	(1,525)	(9,221)
Changes in:
Accounts receivable, net	(20,345)	(15,939)
Prepayments	1,722	1,828
Natural gas in storage	16,332	25,961
Accounts payable	(7,527)	(818)
Accrued pension	(8,587)	(6,461)
Taxes accrued/refundable, net	11,760	5,932
Accrued liabilities	(2,640)	(464)
Other assets	(805)	(3,040)
Other liabilities	(1,567)	1,129
Total Adjustments	5,883	27,927
Net Cash provided by Operating Activities	19,793	44,263

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(6,028)	(2,595)
Notes receivable	(7,000)	(29,000)
Other	67	(1)
Net Cash (used in) Investing Activities	(12,961)	(31,596)

Cash Flows from Financing Activities
Payment of common stock dividend	(9,600)	(60,000)
Preferred Stock	(26)	(13)
Net Cash (used in) Financing Activities	(9,626)	(60,013)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(2,794)	(47,346)
Balance at beginning of period	5,612	49,520
Balance at end of period	$2,818	$2,174

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$1,008	$313

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
March 31, 2012
(Thousands of Dollars)
(Unaudited)

				Retained	Accumulated
				Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2011	10,634,436	$33,233	$351,546	$(35,476)	$224	$349,527

Net income				13,910		13,910
Other comprehensive income, net of tax					(89)	(89)
Payment of common stock dividend				(9,600)		(9,600)
Payment of preferred stock dividend				(26)		(26)
Balance as of March 31, 2012	10,634,436	$33,233	$351,546	$(31,192)	$135	$353,722

The accompanying Notes to Financial Statements
are an integral part of the financial statements.